UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2017

Xenetic Biosciences, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-37937	45-2952962
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

99 Hayden Avenue, Suite 230 Lexington, Massachusetts	02421
(Address of Principal Executive Offices)	(Zip Code)

(781) 778-7720

(Registrant’s Telephone Number, including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b)       On August 9, 2017, each of Edward Benz MD, Darlene Deptula-Hicks and Michael Scott Maguire resigned as a member of the Board of Directors (the “Board”) of Xenetic Biosciences, Inc. (the “Company”) and as a member of all committees of the Board on which they served.

Prior to his resignation, Dr. Benz was a member of the Board’s Audit Committee and Compensation Committee. Prior to her resignation, Ms. Deptula-Hicks was the chairman of each of the Board’s three standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Prior to his resignation, Mr. Maguire also served as Chairman of the Board. As of the effective time of these resignations, the Audit Committee and the Compensation Committee will each be comprised of one director who is deemed independent under Nasdaq Listing Rules.

As a result, commencing on August 9, 2017 and extending until such time that the Company appoints replacements to fill the seats vacated by Dr. Benz and Ms. Deptula-Hicks, the Company will not be in compliance with (i) Nasdaq Listing Rule 5605(c)(2)(A), which requires that the Audit Committee be comprised of at least three independent directors, (ii) Nasdaq Listing Rule 5605(d)(2)(A), which requires that the Compensation Committee be comprised of at least two independent directors and (iii) Nasdaq Listing Rule 5605(b)(1), which requires that the Board be comprised of a majority of independent directors.

While the Company qualifies as a “controlled company” within the meaning of the listing standards of The Nasdaq Stock Market LLC (“NASDAQ”) and may elect not to comply with certain NASDAQ corporate governance requirements, including (i) the requirement that a majority of the board of directors consist of independent directors and (ii) the requirement that the Company have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, the Company has not currently elected to utilize these exemptions.

On August 9, 2017, the Company notified NASDAQ of its non-compliance with the Nasdaq Listing Rules noted above.

As a result of the appointment of the directors and subsequent Board committee appointments on August 14, 2017 described in Item 5.02 below, the Company believes it has regained compliance with the audit committee requirements as set forth in Nasdaq Listing Rule 5605(c)(2)(A), the compensation committee requirements set forth in Nasdaq Listing Rule 5605(d)(2)(A) and the majority independent board requirements set forth in Nasdaq Listing Rule 5605(b)(1).

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)       As disclosed under Item 3.01 above, on August 9, 2017, each of Dr. Benz, Ms. Deptula-Hicks and Mr. Maguire resigned as a member of the Board and as a member of all committees of the Board on which they served. Mr. Maguire did not resign from his position as President and Chief Executive Officer of the Company.

(d)       On August 14, 2017, the Board appointed James Callaway, Dmitry Genkin and Adam Logal to serve as directors of the Company, effective immediately. Also on August 14, 2017, the Board appointed Dr. Callaway and Mr. Logal to each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board, effective immediately. The remaining members of the Board performed the functions that would customarily be performed by a nominating committee.

The Company does not have a formal director compensation policy. Dr. Callaway, Dr. Genkin and Mr. Logal will be eligible to receive compensation for their services, consisting of cash retainers and eligibility for equity awards under the Company’s equity plans. In connection with their appointment as directors, Drs. Callaway and Genkin and Mr. Logal will each enter into the Company’s standard form of indemnification agreement.

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There have been no transactions involving Dr. Callaway or Mr. Logal requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended. There are no agreements or understandings between Dr. Callaway, Dr. Genkin or Mr. Logal and any other person pursuant to which Dr. Callaway, Dr. Genkin or Mr. Logal were each selected to serve as directors of the Company.

Dr. Genkin was previously a party to a consulting agreement with the Company that was mutually terminated on August 1, 2017, pursuant to which he was paid approximately $190,000 from January 1, 2016 through August 1, 2017. Pursuant to the consulting agreement, Dr. Genkin provided advisory services related to the Company’s XBIO-101 and Oncohist programs. Dr. Genkin also previously served as a member of the Board until May 3, 2016, and the Company paid Dr. Genkin $1,074 for his services as a director during 2016.

Dr. Genkin is also an employee and chairman of the board of directors of PJSC Pharmsynthez (“Pharmsynthez”), the Company’s largest and controlling stockholder. During the Company’s fiscal year ended December 31, 2016, Pharmsynthez converted all of the convertible notes previously issued by the Company to Pharmsynthez in the principal amount of $6.5 million plus accrued interest of approximately $0.2 million at a conversion rate of $4.95 per share. The Company then issued to Pharmsynthez 1,373,036 shares of common stock in connection with conversion of the convertible notes. In addition, on November 1, 2016, Pharmsynthez purchased 1,454,545 shares of the Company’s Convertible Series B Preferred Stock for approximately $6.0 million.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description

99.1	Press release issued by Xenetic Biosciences, Inc. on August 14, 2017.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: August 14, 2017	Name: James Parslow
Title: Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Xenetic Biosciences, Inc. on August 14, 2017.

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